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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 6, 1998 and August 7, 1998, with respect to the consolidated financial statements of HealthTronics, Inc. and Subsidiaries and of Litho Management, Inc. and Subsidiaries, respectively, included in the Registration Statement (Form SB-2) and the related Prospectus of HealthTronics, Inc. for the registration of 1,000,000 shares of its common stock.

                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
November 3, 1998